Exhibit 99.1

PRESS RELEASE

Renee Brotherton	Kevin Kessel
Corporate Communications	Investor Relations
(408) 576-7189	(408) 576-7985
renee.brotherton@flextronics.com	kevin.kessel@flextronics.com

FLEXTRONICS REPORTS THIRD QUARTER RESULTS

•      Adjusted Operating Profit Increased 18% to $187 million

•      Adjusted EPS Increased 18% Sequentially to $0.26

•      GAAP EPS Increased 21% Sequentially to $0.23

•      Free Cash Flow Generation of $614 million

San Jose, CA, January 29, 2014 — Flextronics (NASDAQ: FLEX), a leading end-to-end supply chain solutions company, today announced results for its third quarter ended December 31, 2013:

	Three Month Periods Ended
	December 31,	September 27,	December 31,
(US$ in millions, except WASO and EPS)	2013	2013	2012
Continuing Operations:
Net sales	$7,183	$6,410	$6,123
Adjusted operating income	$187	$159	$146
GAAP operating income	$174	$150	$35
Adjusted income from continuing operations	$164	$134	$148
GAAP income from continuing operations	$145	$118	$55
Adjusted EPS	$0.26	$0.22	$0.22
GAAP EPS	$0.23	$0.19	$0.08
WASO	619	624	669

An explanation and reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedule II attached to this press release.

Third Quarter Results of Operations

Net sales for the third quarter ended December 31, 2013 were $7.2 billion, higher than the Company’s previously provided revenue guidance of $6.5 billion to $6.9 billion.  The Company’s adjusted earnings per diluted share of $0.26 in the third quarter ended December 31, 2013 was also higher than the Company’s previously provided guidance of $0.21 to $0.25.

Flextronics adjusted operating income increased $28 million or 18% sequentially to $187 million. GAAP operating income of $174 million increased $24 million from $150 million in the prior quarter.

“We continue to generate strong free cash flow. During the quarter, we generated over $760 million of cash from operations which drove $614 million in free cash flow,” said Chris Collier, chief financial officer of Flextronics. “We repurchased nearly six million shares during the quarter, bringing our year-to-date stock repurchases to $363 million.”

“We delivered strong sequential growth in revenue, operating profit dollars, net income, free cash flow, and EPS, and we remain focused on building the most powerful end-to-end supply chain solutions company in the world for the industries we serve,” said Mike McNamara, chief executive officer of Flextronics.

Guidance

For the fourth quarter ending March 31, 2014, revenue is expected to be in the range of $5.9 billion to $6.3 billion and adjusted EPS is expected to be in the range of $0.18 to $0.22 per diluted share.

During the fourth quarter of fiscal 2014 the Company plans to reduce its workforce and initiate other cost reduction activities. As a result, the Company expects to recognize approximately $30 million to $35 million in pre-tax cash charges comprised primarily of employee severance and benefit costs.  These cost reduction activities will yield potential annualized savings of approximately $60 million principally to selling, general and administrative expenses through reduced employee expenses and lower operating costs.

GAAP earnings per share is expected to be lower than the guidance provided herein by approximately $0.05 to $0.06 per diluted share for the costs associated with SG&A reductions, and $0.03 per diluted share for intangible amortization and stock-based compensation expense.

Conference Calls and Web Casts

A conference call hosted by Flextronics’s management team will be held today at 2:00 PM (PT) / 5:00 PM (ET) to discuss the Company’s financial results for the third quarter ended December 31, 2013.  The conference call will be broadcast via the Internet and may be accessed by logging on to the Company’s website at www.flextronics.com. Additional information in the form of a slide presentation may also be found on the Company’s site.  A replay of the broadcast will remain available on the Company’s website afterwards.

About Flextronics

Flextronics International Ltd. (Reg. No. 199002645H) is a leading end-to-end supply chain solutions company that delivers design, engineering, manufacturing and logistics services to a range of industries and end-markets, including data networking, telecom, enterprise computing and storage, industrial, capital equipment, appliances, automation, medical, automotive, aerospace and defense, energy, mobile, computing and other electronic product categories. Flextronics is an industry leader with $24 billion in sales, generated from helping customers design, build, ship, and service their products through an unparalleled network of facilities in approximately 30 countries and across four continents. Flextronics service offerings and vertically integrated component technologies optimize customer supply chains by lowering costs, increasing flexibility, and reducing time-to-market. For more information, visit www.flextronics.com or follow us on Twitter @flextronics.

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This press release contains forward-looking statements within the meaning of U.S. securities law including statements related to the future expected revenues and earnings per share. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. These risks include: that future revenues and earnings may not be achieved as expected; the challenges of effectively managing our operations, including our ability to control costs and manage changes in our operations; compliance with legal and regulatory requirements; the possibility that benefits of the Company’s restructuring actions may not materialize as expected; that the expected revenue and margins from recently launched programs may not be realized; that recently proposed changes in tax laws in certain jurisdictions where we operate may materially impact our tax expense, and the effects that the current macroeconomic environment could have on our business and demand for our products as well as the effects that current credit and market conditions could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations. Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports on Form 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release are based on current expectations and Flextronics assumes no obligation to update these forward-looking statements. Our share repurchase program does not obligate the Company to repurchase a specific number of shares and may be suspended or terminated at any time without prior notice.

SCHEDULE I

FLEXTRONICS INTERNATIONAL LTD.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Month Periods Ended
	December 31, 2013	September 27, 2013	December 31, 2012
GAAP:
Net sales	$7,183,442	$6,410,106	$6,123,321
Cost of sales	6,784,823	6,041,683	5,778,544
Restructuring charges	—	—	98,315
Gross profit	398,619	368,423	246,462
Selling, general and administrative expenses	224,576	218,500	207,224
Restructuring charges	—	—	4,376
Operating income	174,043	149,923	34,862
Intangible amortization	5,575	7,718	6,137
Interest and other, net	14,743	13,601	(17,089)
Income from continuing operations before income taxes	153,725	128,604	45,814
Provision for (benefit from) income taxes	8,568	10,399	(8,782)
Income from continuing operations	145,157	118,205	54,596
Loss from discontinued operations, net of tax	—	—	(7,248)
Net income	$145,157	$118,205	$47,348

EPS:
Income from continuing operations:
GAAP	$0.23	$0.19	$0.08
Non-GAAP	$0.26	$0.22	$0.22
Loss from discontinued operations:
GAAP	$—	$—	$(0.01)
Non-GAAP	$—	$—	$(0.01)
Net income:
GAAP	$0.23	$0.19	$0.07
Non-GAAP	$0.26	$0.22	$0.21

Weighted-average diluted shares used in computing per share amounts	618,677	623,620	669,488

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures. See the accompanying notes on Schedule IV attached to this press release.

SCHEDULE II

FLEXTRONICS INTERNATIONAL LTD.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

	Three Month Periods Ended
	December 31, 2013	September 27, 2013	December 31, 2012
GAAP gross profit	$398,619	$368,423	$246,462
Stock-based compensation expense	1,800	1,866	1,530
Restructuring charges	—	—	98,315
Non-GAAP gross profit	$400,419	$370,289	$346,307
GAAP SG&A Expenses	$224,576	$218,500	$207,224
Stock-based compensation expense	11,311	6,851	6,986
Non-GAAP SG&A Expenses	$213,265	$211,649	$200,238
GAAP operating income	$174,043	$149,923	$34,862
Stock-based compensation expense	13,111	8,717	8,516
Restructuring charges	—	—	102,691
Non-GAAP operating income	$187,154	$158,640	$146,069
GAAP provision for (benefit from) income taxes	$8,568	$10,399	$(8,782)
Intangible amortization benefit (2):	—	329	22,507
Restructuring charges	—	—	1,280
Non-GAAP provision for income taxes	$8,568	$10,728	$15,005
GAAP income from continuing operations	$145,157	$118,205	$54,596
Stock-based compensation expense	13,111	8,717	8,516
Intangible amortization	5,575	7,718	6,137
Restructuring charges	—	—	102,691
Adjustments for taxes	—	(329)	(23,787)
Non-GAAP income from continuing operations	$163,843	$134,311	$148,153
GAAP net income	$145,157	$118,205	$47,348
Stock-based compensation expense	13,111	8,717	8,516
Intangible amortization	5,575	7,718	6,137
Restructuring charges	—	—	102,691
Adjustments for taxes	—	(329)	(23,787)
Non-GAAP net income	$163,843	$134,311	$140,905
EPS:
Income from continuing operations:
GAAP	$0.23	$0.19	$0.08
Non-GAAP	$0.26	$0.22	$0.22
Loss from discontinued operations:
GAAP	$—	$—	$(0.01)
Non-GAAP	$—	$—	$(0.01)
Net income:
GAAP	$0.23	$0.19	$0.07
Non-GAAP	$0.26	$0.22	$0.21

See the accompanying notes on Schedule IV attached to this press release.

SCHEDULE III

FLEXTRONICS INTERNATIONAL LTD.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2013	March 31, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$1,617,245	$1,587,087
Accounts receivable, net	2,551,030	2,111,996
Inventories	3,972,127	2,722,500
Other current assets	1,552,521	1,349,818
Total current assets	9,692,923	7,771,401

Property and equipment, net	2,380,711	2,174,588
Goodwill and other intangible assets, net	381,831	343,552
Other assets	361,572	302,014
Total assets	$12,817,037	$10,591,555

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Bank borrowings and current portion of long-term debt	$54,951	$416,654
Accounts payable	4,968,640	3,705,297
Other current liabilities	3,040,901	2,050,834
Total current liabilities	8,064,492	6,172,785

Long-term debt, net of current portion:
Revolving credit facility	—	—
4.625% Notes (due 2020)	500,000	500,000
5.000% Notes (due 2023)	500,000	500,000
Term Loans (due 2014 & 2016)	399,623	646,135
Term Loans (due 2018)	596,250	—
Other long-term debt	4,821	4,838
Other liabilities	497,299	521,039

Total shareholders’ equity	2,254,552	2,246,758
Total liabilities and shareholders’ equity	$12,817,037	$10,591,555

SCHEDULE IV

FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO SCHEDULES I, II, & III

(1) To supplement Flextronics’s unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP selling, general and administrative expenses, non-GAAP operating income, non-GAAP income from continuing operations, non-GAAP net income and non-GAAP net income per diluted share.  These supplemental measures exclude stock-based compensation expense, restructuring charges, intangible amortization and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies.  We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Flextronics’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Flextronics’s results of operations in conjunction with the corresponding GAAP measures.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures.  We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of the Company’s performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance.  We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors.  In addition, management’s incentive compensation is determined using certain non-GAAP measures.  Also, when evaluating potential acquisitions, we exclude certain of the items described below from consideration of the target’s performance and valuation.  Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results.  We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

•      the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;

•      the ability to better identify trends in the Company’s underlying business and perform related trend analyses;

•      a better understanding of how management plans and measures the Company’s underlying business; and

•      an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options and unvested restricted share unit awards granted to employees and assumed in business acquisitions.  The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types.  In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

Restructuring charges include severance, asset impairment, lease termination, contract and product exit costs and other charges primarily related to the closures and consolidations of various manufacturing facilities. These costs may vary in size based on the Company’s restructuring activities, and are not directly related to ongoing or core business results, and do not reflect expected future operating expenses. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends, and are therefore excluded by the Company from its non-GAAP measures.

Intangible amortization consists of non-cash charges that can be impacted by the timing and magnitude of acquisitions.  The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures.  The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.

Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies.

Free Cash Flow of $614 million for the third quarter ended December 31, 2013 consists of GAAP net cash flows from operating activities of $764 million less purchases of property and equipment net of dispositions of $150 million.  For the nine-month period ended December 31, 2013, Free Cash Flow was $657 million consisting of GAAP net cash flows from operating activities of $1.1 billion less purchases of property and equipment net of dispositions of $461 million. We believe Free Cash Flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to repay debt obligations, make investments, fund acquisitions and for certain other activities.  Since Free Cash Flow includes investments in operating assets, we believe this non-GAAP liquidity measure is useful in addition to the most directly comparable GAAP measure — “net cash flows provided by operating activities.”

(2) During the quarter ended March 31, 2013, our US GAAP benefit for taxes included approximately $22.3 million of non-cash benefit recognized in connection with our finalization of the intangible asset valuation for one of our acquisitions closed in the third quarter of fiscal 2013.   The Company has re-casted its US GAAP tax benefit for the quarter ended December 31, 2012 to reflect this release of a valuation allowance for deferred tax assets.